Exhibit 99.2

Quicksilver Resources Inc.
Historical Production Volumes - By Product & Region

	2007
	Quarter Ended		Six Months
	Mar. 31,	June 30,	June 30,
Total Production (MMcfe)
US	11,803	14,046	25,849
Canada	5,052	4,897	9,949
Total	16,855	18,943	35,798

Gas Production (MMcf)
US	9,114	9,804	18,918
Canada	5,051	4,891	9,942
Total	14,165	14,695	28,860

Oil Production (MBbls)
US	150	158	308
Canada	0	0	0
Total	150	158	308

NGL Production (MBbls)
US	298	549	847
Canada	0	1	1
Total	298	550	848

Avg. price before impact of financial hedges [includes fixed price physical contracts]
Gas - per mcf
US	$5.44	$6.27	$5.87
Canada	$6.25	$6.93	$6.58
Consolidated	$5.73	$6.49	$6.12
Oil - per Bbl
US	$50.99	$59.30	$55.25
Canada	-	-	-
Consolidated	$50.99	$59.30	$55.25
NGL's - per Bbl
US	$33.81	$40.48	$38.11
Canada	-	$58.71	$76.31
Consolidated	$33.81	$40.52	$38.16

Avg. price after impact of financial hedges
Gas - per mcf
US	$6.75	$6.77	$6.76
Canada	$6.73	$7.35	$7.03
Consolidated	$6.75	$6.96	$6.86
Oil - per Bbl
US	$50.99	$59.30	$55.25
Canada	-	-	-
Consolidated	$50.99	$59.30	$55.25
NGL's - per Bbl
US	$33.81	$40.48	$38.11
Canada	-	$58.71	$76.31
Consolidated	$33.81	$40.52	$38.16